UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2026

Contango Silver & Gold Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 2nd Avenue Suite 401
Fairbanks, Alaska		99701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (907) 388-7770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2026, Contango Silver & Gold Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Lead Agent”) and ATB Capital Markets USA Inc., BTIG, LLC, Canaccord Genuity LLC, Haywood Securities Inc., National Bank Financial Inc., Freedom Capital Markets, Maxim Group LLC, and Research Capital USA Inc. (the “Co-Agents” and, collectively with the Lead Agent, the “Agents”) , pursuant to which the Company may offer and sell from time to time shares of the Company’s common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $75,000,000 through the Agents.

The offer and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-297038), filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2026, which became effective automatically upon filing. The Company is filing a prospectus supplement, dated November 13, 2026, relating to the offer and sale of the Shares pursuant to the Sales Agreement.

Sales of the Shares, if any, pursuant to the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell the Shares from time to time based upon the Company’s instructions. The Company is not obligated to sell any Shares under the Sales Agreement.

The Company will pay the Agents a commission of up to 3.00% of the gross proceeds from each sale of Shares made through the Agents pursuant to the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, customary indemnification obligations of the Company and the Agents against certain liabilities, including liabilities under the Securities Act, and customary termination provisions.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Cozen O’Connor relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Controlled Equity OfferingSM Sales Agreement, dated November 13, 2026, by and between Contango Silver & Gold Inc. and Cantor Fitzgerald & Co., ATB Capital Markets USA Inc., BTIG, LLC, Canaccord Genuity LLC, Haywood Securities Inc., National Bank Financial Inc., Freedom Capital Markets, Maxim Group LLC, and Research Capital USA Inc.
5.1	Opinion of Cozen O’Connor.
23.1	Consent of Cozen O’Connor (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO SILVER & GOLD INC.

Date:	November 13, 2026	By:	/s/ Mike Clark
		Name:	Mike Clark
		Title:	Chief Financial Officer